EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 10, 1995 (except with respect to the matters discussed in Note 15 as to which the date is July 20,
        1995) incorporated by reference in Thermo Electron Corporation's Form 10-K/A for the year ended December 31, 1994 and to all references to our Firm included in this registration statement



                                           /s/ Arthur Andersen LLP


        Boston, Massachusetts
        February 26, 1996